Exhibit 99.1

                          UNANIMOUS WRITTEN CONSENT OF
                            THE BOARD OF DIRECTORS OF
                           LIBERTY COAL ENERGY CORP.,
                              A NEVADA CORPORATION

                                 OCTOBER 2, 2012

     The undersigned, being all of the directors of Liberty Coal Energy Corp., a Nevada corporation (the "CORPORATION"), and acting pursuant to Section 78.315 of the Nevada Revised Statutes and the Bylaws of the Corporation, hereby adopt the following resolutions by unanimous written consent effective as of October 2, 2012, shall have the same force and effect as if unanimously adopted at a duly convened meeting of the Board of Directors of the Corporation (the "BOARD OF DIRECTORS"), and a copy of which will be filed with the minutes of the Corporation.

ISSUANCE OF SHARES UNDER 2012 EXECUTIVE COMPENSATION PLAN

     WHEREAS, pursuant to the terms of the Corporation's 2012 Executive Compensation Plan (the "Plan"), the Board of Directors has the authority to issue shares under such Plan to certain recipients

     WHERAS, the Board of Directors deems it to be in the best interest of the Corporation and its shareholders to issue Bonus Shares to the recipients listed in Figure 2 below (collectively, the "RECIPIENTS") as set forth below.

     RESOLVED, the Board of Directors shall hereby ratify and approve the issuance of Bonus Shares (as defined in the Plan) from the Bonus Share Reserve (as defined in the Plan) to the Recipients, in the proportions as listed in Figure 2 below, for the Corporation attaining the following achievements:

          For each series of breakouts from the Unit Subscription Agreement Numbered USA 530362-102 LBTG (the "USA"), as detailed in Column 1 of the
     Value Added Model (as defined in the Plan), fully received by the Corporation, as established in the Memorandum of Terms Numbered MOT 530362-102 LBTG (the "MOT") and detailed in the Value Added Model as copied in Figure 1 below, the Board of Directors shall ratify and approve the issuance of the number of Bonus Shares as set forth in Column 3 of the Value Added Model to the Recipients in the proportions as established in Figure 2 below.

FIGURE 1:

        Value Added Model        % of Breakout Shares         100%
      Breakout Bonus Period         Pref. Shr. Amt.      Common Shr. Amt.
      ---------------------         ---------------      ----------------

          Breakout 1-3                47,793,500           47,793,500
          Breakout 4-6                38,989,400           38,989,400
          Breakout 7-9                31,820,700           31,820,700
          Breakout 10-12              25,980,800           25,980,800
          Breakout 13-15              21,231,200           21,231,200
          Breakout 16-18              17,347,900           17,347,900
          Breakout 19-21              14,180,000           14,180,000
          Breakout 22-24              11,594,700           11,594,700
          Breakout 25-27               9,483,800            9,483,800
          Breakout 28-30               7,759,800            7,759,800
          Breakout 31-33               6,351,200            6,351,200
          Breakout 34-36               5,199,600            5,199,600
                                     -----------          -----------
          Total Equity VAM:          237,732,600          237,732,600

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FIGURE 2:

              Recipients                  % of Bonus Shares
              ----------                  -----------------

          Edwin G. Morrow                       50%
          Robert T. Malasek                     50%

     RESOVLED, the Board of Directors shall hereby ratify and approve the issuance of Bonus Shares form the Bonus Share Reserve to the Recipients, in the proportions as listed in Figure 2, for the Corporation attaining the following achievements:

     For each fully subscribed warrant series A-AJ, where cash is fully received by the Corporation as detailed in Section III, Figure 8, Column 6 of the MOT, the Board of Directors will hereby ratify and approve the issuance of the amount of Bonus Shares to the Recipients as detailed in Figure 3, Column 2 below, in the proportions as established in Figure 2.

FIGURE #3:

       Warrant Series                     Common Shares
            VAM                               100%
       --------------                     -------------

          A-C                              48,021,165
          D-F                              39,754,278
          G-I                              32,910,543
          J-L                              27,244,963
          M-O                              22,565,758
          P-R                              18,681,042
          S-U                              15,465,084
          V-X                              12,802,755
          Y-AA                             10,598,750
          AB-AD                             8,774,165
          AE-AG                             7,263,685
          AH-AJ                             6,013,235
                                          -----------
          Total Warrant VAM:              250,095,421

     RESOLVED, FURTHER, that the Corporation be and it hereby is authorized, empowered, and directed to take such further action as it deems necessary to effectuate the foregoing.

     RESOLVED, FURTHER, that any officer of the Corporation, is hereby authorized, empowered, and directed to execute, deliver and cause all documents, and to take such actions, as it may reasonably deem necessary or advisable to carry out the foregoing resolutions.

GENERAL AUTHORITY

     RESOLVED, that the resolutions adopted hereunder will supersede any and all prior resolutions relating to the subject matter herein.

     RESOLVED, that any and all actions, whether previously or subsequently taken by the officers of the Corporation which are consistent with the intent and purposes of the foregoing resolutions, shall be, and the same hereby are, in all respects, ratified, approved and confirmed.

     RESOLVED, that the officers of the Corporation, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation or otherwise, to make all such arrangements, to do and perform all such acts and

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things,  and to execute and deliver such other instruments and documents as they may deem necessary or appropriate in order to effectuate fully the purpose of each and all the foregoing resolutions (hereby ratifying and confirming any and all actions taken heretofore and hereafter to accomplish such purposes, all or singular).

     This Unanimous Written Consent of the Board of Directors of Liberty Coal Energy Corp., a Nevada corporation, has been executed effective as of the date first written above. This Written Consent may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile or Adobe Acrobat PDF copies of originally executed signature pages shall serve for all purposes as originally executed signature pages.

                                         DIRECTORS:


                                         /s/ Edwin G. Morrow
                                         --------------------------------------
                                         Edwin G. Morrow


                                         /s/ Robert T. Malasek
                                         --------------------------------------
                                         Robert T. Malasek





                [SIGNATURE PAGE TO THE UNANIMOUS WRITTEN CONSENT
                          OF THE BOARD OF DIRECTORS OF
                LIBERTY COAL ENERGY CORP DATED OCTOBER 2, 2012.]




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